UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 1, 2022
 _____________________
Novan, Inc.
(Exact name of registrant as specified in its charter)
 _____________________

Delaware	001-37880	20-4427682
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4020 Stirrup Creek Drive, Suite 110, Durham, North Carolina 27703
(Address of principal executive offices) (Zip Code)
(919) 485-8080
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
 _____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	NOVN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Results of Operations and Financial Condition.

EPI Health, LLC (“EPI Health”), as a fully consolidated subsidiary of Novan, Inc. (the “Company”), entered into an accounts receivable-backed factoring agreement with CSNK Working Capital Finance Corp. d/b/a Bay View Funding, a subsidiary of Heritage Bank of Commerce (the “Buyer”), effective December 1, 2022 (the “Agreement”). Pursuant to the Agreement, EPI Health will sell certain trade accounts receivable to the Buyer from time to time. The factoring facility provides for EPI Health to have access to the lesser of (i) $15 million (the “Maximum Credit”) or (ii) the sum of all undisputed receivables purchased by Buyer multiplied by 70% (which percentages may be adjusted by Buyer in its sole discretion), less any reserved funds. Upon receipt of any advance, EPI Health will have sold and assigned all of its rights in such receivables and all proceeds thereof. The proceeds of the factoring will be used to fund general working capital needs.

In connection with the factoring facility, EPI Health will be charged a finance fee, defined as a floating rate per annum on outstanding advances under the Agreement, equal to the prime rate plus 2.00%, due on the first day of each month. EPI Health will also be charged a factoring fee of 0.35% of the gross face value of any trade accounts receivable for each 30 day period after the trade accounts receivable is purchased. Buyer has the right to demand repayment of any purchased receivables that remain unpaid for 90 days after purchase (or 100 days in the case of certain wholesale customers) or with respect to which any account debtor asserts a dispute.

The factoring facility is for an initial term of twelve months and will renew on a year to year basis thereafter, unless terminated in accordance with the Agreement. EPI Health may terminate the facility at any time upon 60 days prior written notice and payment to Buyer of an early termination fee equal to 0.25% of the Maximum Credit multiplied by the number of months remaining in the term.

EPI Health has granted the Buyer a security interest in its accounts receivable, equipment, inventory, financial assets, chattel paper, electronic chattel paper, letters of credit, letters of credit rights, general intangibles, investment property, deposit accounts, documents, instruments, supporting obligations, commercial tort claims, reserves, motor vehicles, all books, records, files and computer data relating to the foregoing, and proceeds thereof, as more fully described in the Agreement, in order to secure the payment and performance of all obligations of EPI Health to the Buyer under the Agreement. The Agreement also provides for customary provisions, including representations, warranties and covenants, indemnification, waiver of jury trial, arbitration, and the exercise of remedies upon a breach or default.

The Company is not a party to the Agreement, but in connection with EPI Health entering into the Agreement, the Company guaranteed payment and performance of all obligations of EPI Health to the Buyer under the Agreement pursuant to the terms of a Continuing Guaranty Agreement between the Company and the Buyer (the “Continuing Guaranty Agreement”).

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full texts of the Agreement and the Continuing Guaranty Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

The Company issued a press release announcing that it had entered into the Agreement on December 2, 2022. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
 EXHIBIT INDEX

Exhibit No.	Description

10.1	Factoring Agreement, effective December 1, 2022, by and among CSNK Working Capital Finance Corp. d/b/a Bay View Funding, and EPI Health, LLC.
10.2	Continuing Guaranty Agreement, effective December 1, 2022, by and among CSNK Working Capital Finance Corp. d/b/a Bay View Funding, and Novan, Inc.
99.1	Press Release dated December 2, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
The inclusion of any website address in this Form 8-K, and any exhibit thereto, is intended to be an inactive textual reference only and not an active hyperlink. The information contained in, or that can be accessed through, such website is not part of or incorporated into this Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novan, Inc.

Date: December 6, 2022	By:	/s/ John M. Gay
John M. Gay
Chief Financial Officer